Name of Registrat:
Templeton Global Income Fund, Inc.
fILE No. 811-5459

Exhibit Item No. 77(c): Matters Submitted to a Vote of Security Holders


An Annual Meeting of Shareholders of Templeton Global Income Fund, Inc. (the "Fund") was held at the Fund's offices, 500 East Broward Blvd., Fort Lauderdale, Florida, on February 27, 2004. The purpose of the meeting was to elect four Directors of the Fund, to approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust, to approve amendments to certain of the Fund's fundamental investment restrictions (including six Sub-Proposals), and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Directors of the Fund: Frank J. Crothers, Charles B. Johnson, Fred R. Millsaps and Frank A. Olson.* In addition, Shareholders approved an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust, amendments to certain of the Fund's fundamental investment restrictions (including six Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meeting.

The results of the voting at the Annual Meeting are as follows:

Proposal 1.    The election of four (4) Directors:

--------------------------------------------------------------------------------------------------------------------
                                                  % OF       % OF                             % OF           % OF
                                               OUTSTANDING   VOTED                          OUTSTANDING      VOTED
  TERM EXPIRING 2005:                 FOR        SHARES     SHARES          WITHHELD          SHARES        SHARES
--------------------------------------------------------------------------------------------------------------------
  Frank A. Olson ..........  85,114,981.1708     65.68%      97.30%      2,360,315.0144        1.82%         2.70%
--------------------------------------------------------------------------------------------------------------------
  TERM EXPIRING 2007:
--------------------------------------------------------------------------------------------------------------------
  Frank J. Crothers .......  85,284,117.1708     65.81%      97.50%      2,191,179.0144        1.69%         2.50%
  Charles B. Johnson ......  85,202,626.1708     65.75%      97.40%      2,272,670.0144        1.75%         2.60%
  Fred R. Millsaps ........  85,091,141.1708     65.66%      97.27%      2,384,155.0144        1.84%         2.73%


* Harris J. Ashton, Nicholas F. Brady, S. Joseph Fortunato, Edith E. Holiday, Gordon S. Macklin and Constantine D Tseretopoulos are Directors of the Fund who are currently serving and whose terms of office continued after the Annual Meeting of Shareholders.


Proposal 2. The approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust:

-------------------------------------------------------------------------------
                                SHARES          % OF OUTSTANDING    % OF SHARES
                                 VOTED              SHARES            PRESENT
-------------------------------------------------------------------------------
  For .....................  66,973,840.1143          51.68%            76.56%
  Against .................   2,113,787.9560           1.63%             2.42%
  Abstain .................   1,644,997.1149           1.27%             1.88%
  Broker Non-Votes ........  16,742,670.9998          12.92%            19.14%
-------------------------------------------------------------------------------
  TOTAL ...................  87,475,296.1850          67.50%           100.00%


Proposal 3.  The approval of amendments to certain of the Fund's fundamental investment restrictions (includes six (6) Sub-Proposals):

     Sub-Proposal 3a: To amend the Fund's fundamental investment restriction regarding borrowing and issuing senior securities:


-------------------------------------------------------------------------------
                                                  % OF          % OF
                                                OUTSTANDING     SHARES
                             SHARES VOTED         SHARES        PRESENT
-------------------------------------------------------------------------------
  For .....................  63,313,586.9056      48.86%          72.38%
  Against .................   5,165,604.1619       3.99%           5.91%
  Abstain .................   2,253,432.1177       1.74%           2.58%
  Broker Non-Votes ........  16,742,672.9998      12.92%          19.14%
-------------------------------------------------------------------------------
  TOTAL ...................  87,475,296.1850      67.50%         100.00%

     Sub-Proposal 3b: To amend the Fund's fundamental investment restriction regarding industry concentration:

-------------------------------------------------------------------------------
                                                  % OF           % OF
                                               OUTSTANDING       SHARES
                               SHARES VOTED       SHARES        PRESENT
-------------------------------------------------------------------------------
  For .....................  64,176,666.4607      49.52%          73.37%
  Against .................   4,313,662.4497       3.33%           4.93%
  Abstain .................   2,242,296.2748       1.73%           2.56%
  Broker Non-Votes ........  16,742,670.9998      12.92%          19.14%
-------------------------------------------------------------------------------
  TOTAL                      87,475,296.1850      67.50%         100.00%

     Sub-Proposal 3c: To amend the Fund's fundamental investment restriction regarding investments in commodities:

-------------------------------------------------------------------------------
                                                 % OF           % OF
                                               OUTSTANDING       SHARES
                               SHARES VOTED       SHARES        PRESENT
-------------------------------------------------------------------------------
  For .....................  63,569,715.2521      49.06%          72.67%
  Against .................   4,888,251.9349       3.76%           5.59%
  Abstain .................   2,274,656.9982       1.76%           2.60%
  Broker Non-Votes ........  16,742,671.9998      12.92%          19.14%
-------------------------------------------------------------------------------
  TOTAL ...................  87,475,296.1850      67.50%         100.00%

     Sub-Proposal 3d: To amend the Fund's fundamental investment restriction regarding investments in real estate:

-------------------------------------------------------------------------------
                                                   % OF           % OF
                                               OUTSTANDING       SHARES
                               SHARES VOTED       SHARES        PRESENT
-------------------------------------------------------------------------------
  For .....................  64,189,967.9003      49.53%          73.38%
  Against .................   4,360,477.4301       3.37%           4.98%
  Abstain .................   2,182,179.8548       1.68%           2.49%
  Broker Non-Votes ........  16,742,670.9998      12.92%          19.14%
-------------------------------------------------------------------------------
  TOTAL ...................  87,475,296.1850      67.50%         100.00%


     Sub-Proposal 3e: To amend the Fund's fundamental investment restriction regarding lending:


-------------------------------------------------------------------------------
                                                 % OF           % OF
                                               OUTSTANDING       SHARES
                               SHARES VOTED       SHARES        PRESENT
-------------------------------------------------------------------------------
   For ..................... 63,194,446.5359      48.77%        72.24%
  Against .................   5,208,469.9322       4.02%         5.95%
  Abstain .................   2,329,707.7171       1.80%         2.66%
  Broker Non-Votes ........  16,742,671.9998      12.92%        19.14%
-------------------------------------------------------------------------------
  TOTAL ...................  87,475,296.1850      67.50%       100.00%

     Sub-Proposal 3f: To amend the Fund's  fundamental  investment  restriction regarding underwriting.

-------------------------------------------------------------------------------
                                                 % OF           % OF
                                               OUTSTANDING       SHARES
                               SHARES VOTED       SHARES        PRESENT
-------------------------------------------------------------------------------
  For .....................  63,744,570.8519      49.19%         72.87%
  Against .................   4,565,076.6243       3.52%          5.22%
  Abstain .................   2,422,974.709        1.87%          2.77%
  Broker Non-Votes ........  16,742,673.9998      12.92%         19.14%
-------------------------------------------------------------------------------
  TOTAL ...................  87,475,296.1850      67.50%        100.00%

Proposal 4: The approval of the elimination of certain of the Fund's fundamental investment restrictions:

-------------------------------------------------------------------------------
                                                 % OF           % OF
                                               OUTSTANDING       SHARES
                               SHARES VOTED       SHARES        PRESENT
-------------------------------------------------------------------------------
  For                        63,299,811.2293      48.85%         72.36%
  Against                     5,005,741.4484       3.86%          5.72%
  Abstain                     2,427,066.5075       1.87%          2.77%
  Broker Non-Votes           16,742,676.9998      12.92%         19.14%
-------------------------------------------------------------------------------
  TOTAL                      87,475,296.1850      67.50%        100.00%